EXHIBIT 99.1

Upexi Reports Record Revenue of $27.1 Million for Fiscal 2023

Second Quarter, an Increase of 444% Year-Over-Year

HENDERSON, NV, February 14, 2023 (GLOBE NEWSWIRE) – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct to Consumer brand owner and innovator in aggregation, today announced its financial results for the fiscal 2023 second quarter ending December 31, 2022.

Fiscal 2023 Second Quarter Financial Highlights:

•	Revenue totaled $27.1 million, an increase of 444% year-over-year, and an increase of 134% sequentially.
•	Gross profit totaled $10.3 million, an increase of $6 million or an increase of 141% year-over-year and an increase of 71% sequentially.
•	Adjusted EBITDA for the quarter totaled $119,054 as compared to an adjusted EBITDA loss of $1.3 million year over year, and an improvement of $1.1 million over the prior quarter.
•	Net Income from continued operations attributable to Upexi, Inc. shareholders was $2.7 million, as compared to a net loss of approximately $258,247 for the same period in the prior year. This includes a one-time gain of $7.6 million as a result of the sale of Infusionz and select assets.
•	Shareholder equity increased $8.2 million to $36.9 million as of December 31, 2022, as compared to $28.7 million as of June 30, 2022.
•	Cash and cash equivalents totaled $4.5 million as of December 31, 2022.

“The strategic measures we have taken during the last nine months have resulted in record revenue and positive Adjusted EBITDA for our fiscal 2023 second quarter,” stated Allan Marshall, Upexi Chief Executive Officer. “During that period we divested our select CBD operations and focused our resources on our diverse business mix of non-discretionary brands in health, wellness, pet, toys, and liquidation in wholesale, DTC and Amazon.”

Mr. Marshall continued, “During the quarter we transitioned sequentially from an Adjusted EBITDA loss to positive Adjusted EBITDA. Throughout the remainder of calendar 2023 we expect to see further efficiency in our operations, which will drive higher EBITDA margins. The business is well positioned to meet our projected revenue goal of $100 million for calendar 2023 and we expect EBITDA margins to increase steadily throughout the calendar year to trend towards 8% to 12% by end of year.”

Fiscal 2023 Second Quarter and Subsequent Operational Highlights:

•	Tytan Tiles launched branded Amazon storefront and into over 2,000 Walmart storefronts.
•	Eliminated outstanding balance of $15 million senior secured debt.
•	Closed acquisition of E-Core and subsidiaries, Tytan Products and New England Technology, Inc.
•	Sold select CBD assets for $23.5 million.
•	Filed new patent through the Company’s Ad Tech Division, Interactive Offers.

Financial Highlights for Fiscal 2023 Second Quarter

Revenue for the three months ended December 31, 2022 totaled $27.1 million, an increase of 444% as compared to $4.9 million for the same period the year prior. Revenue growth was predominantly driven by acquisitions as well as strong year-end sales in many of our brands including; E-core, Tytan Tiles, Vitamedica, and Cygnet Online, as well as strong sales from our pet product business, Lucky Tail.

Cost of revenue during the quarter totaled $16.8 million, compared to $.7 million for the same period the prior year. Gross profit for the quarter was $10.3 million, an increase of 141% as compared to $4.3 million for the same period in the prior year. Gross margins declined to 38%

Operating expenses totaled $12.5 million, an increase of 83% as compared to $6.8 million for the same period in the prior fiscal year.

The Company had a net loss from continued operations of $2.1 million for the three months ended December 31, 2022, representing a 16% improvement compared to the $2.5 million net loss for the same period the prior year.

The Company had cash of $4.5 million and stockholders' equity attributable to Upexi, In. stockholders of $36.9 million as of December 31, 2022. As of today, February 14, 2023, there are 17,960,748 shares of common stock outstanding.

Financial Results Conference Call

Event:	Fiscal 2023 Second Quarter Financial Results Conference Call

Date:	Tuesday, February 14, 2023

Time:	5:00 p.m. Eastern Time

Live Call:	1-877-407-9716 (U.S. Toll-Free) or 1-201-493-6779 (International)

Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1596499&tp_key=f546e66677

For those unable to join the conference call, a dial-in replay of the call will be available until February 28, 2023 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13736086.

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Additional details are available under the Investor Relations section of the Company’s website: https://upexi.com/investors.

About Upexi, Inc.:

Upexi is a multi-faceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation and stock option expense, acquisition, integration & restructuring expenses, charges and gains or losses from extinguishment of debt and other non-cash items. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Operations, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (net loss) referred to in the highlights or elsewhere are provided in the schedules that are a part of this document.

Adjusted EBITDA
	Three Months Ended		Six Months Ended
	30-Sep-22	31-Dec-22	31-Dec-22
Net income (Net loss) GAAP	(2,597,515)	2,669,679	72,164
Interest expense, net	435,826	1,790,147	2,225,973
Depreciation and amortization	1,075,393	1,204,628	2,280,021
Income Tax	(708,201)	755,253	47,052
Stock Compensation	927,326	1,052,847	1,980,173
Gain on sale of asset	-	(7,564,363)	(7,564,363)
Change in derivative liability	(1,770)	3,540	1,770
Loss from discontinued operations	45,511	292,907	338,418
Loss attributable to non-controlling interest	(148,005)	(85,581)	(233,586)
	(971,435)	119,057	(852,378)

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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UPEXI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Month's Ended December 31,		Six Month's Ended December 31,
	2022	2021	2022	2021

Revenue
Revenue	$27,086,672	$4,983,557	$38,643,683	$8,853,667

Cost of Revenue	16,773,493	711,246	22,289,773	1,982,975

Gross profit	10,313,179	4,272,311	16,353,910	6,870,692

Operating expenses
Sales and marketing	3,707,925	1,735,194	5,733,385	2,735,258
Distribution costs	3,575,545	821,630	6,063,379	933,463
General and administrative expenses	2,910,655	3,003,919	5,409,524	4,586,351
Share-based compensation	1,052,847	852,455	1,980,173	1,479,293
Amortization of acquired intangible assets	962,077	236,001	1,842,973	304,835
Depreciation	242,551	159,073	437,048	246,579
	12,451,600	6,808,272	21,466,482	10,285,779

Loss from operations	(2,138,421)	(2,535,960)	(5,112,572)	(3,415,086)

Other income (expense), net
Interest (expense) income, net	(1,790,144)	(48,541)	(2,225,973)	(41,994)
Change in derivative liability	(3,540)	-	(1,770)	-
Gain on sale of Infusionz and select assets	7,564,363	-	7,564,363	-
Gain on SBA PPP loan extinguishment	-	-	-	300,995

Other income (expense), net	5,770,679	(48,541)	5,336,620	259,001

Income (loss) on operations before income tax	3,632,258	(2,584,501)	224,048	(3,156,085)
Income tax expense	(755,253)	(493,936)	(47,052)	(235,033)

Net income (loss) from continuing operations	2,877,005	(3,078,437)	176,996	(3,391,118)

(Loss) income from discontinued operations	(292,907)	2,820,190	(338,418)	3,967,662

Net loss attributable to non-controlling interest	(85,581)	-	(233,586)	-

Net income (loss) attributable to Upexi, Inc.	$2,669,679	$(258,247)	$72,164	$576,544

Basic income (loss) per share:
Income (loss) per share from continuing operations	$0.16	$(0.32)	$0.01	$(0.22)
(Loss) income per share from discontinued operations	$(0.02)	$0.29	$(0.02)	$0.26
Total income (loss) per share	$0.16	$(0.32)	$0.01	$(0.22)

Diluted income (loss) per share:
Income (loss) per share from continuing operations	$0.15	$(0.32)	$0.01	$(0.20)
(Loss) income per share from discontinued operations	$(0.02)	$0.29	$(0.02)	$0.23
Total income (loss) per share	$0.15	$(0.32)	$0.01	$(0.20)

Basic weighted average shares outstanding	17,540,427	9,755,663	17,126,886	15,452,453
Fully diluted weighted average shares outstanding	19,030,705	9,755,663	18,617,164	17,220,564

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UPEXI, INC.
CONDENSED CONSOLDIATED BALANCE SHEETS (UNAUDITED)

	December 31,	June 30,
	2022	2022

ASSETS
Current assets
Cash	$4,508,161	$7,149,806
Accounts receivable	8,869,297	1,137,637
Inventory	6,779,997	4,725,685
Deferred tax asset, current	-	462,070
Prepaid expenses and other receivables	1,967,088	840,193
Assets of discontinued operations, net	-	6,449,210
Total current assets	22,124,543	20,764,601

Property and equipment, net	7,231,404	7,343,783
Intangible assets, net	18,712,409	10,641,382
Goodwill	15,342,089	5,887,393
Deferred tax asset	2,479,918	2,002,759
Investments - Bloomios	10,081,255	-
Other assets	56,703	100,372
Right-of-use asset	608,488	926,570
Total other assets	54,512,266	26,902,259

Total assets	$76,636,809	$47,666,860

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,162,121	$2,018,541
Accrued compensation	718,764	531,259
Deferred revenue	31,724	105,848
Accrued liabilities	3,898,318	955,327
Acquisition payable	3,978,523	-
Current portion of notes payable	2,117,683	5,424,752
Current portion of operating lease payable	187,777	267,029
Total current liabilities	15,094,910	9,302,756

Operating lease payable, net of current portion	375,552	700,411
Notes payable, net of current portion	24,420,152	8,876,949
Total long-term liabilities	24,795,704	9,577,360

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized, and 500,000 and 500,000 shares issued and outstanding, respectively	500	500
Common stock, $0.001 par value, 100,000,000 shares authorized, and 17,960,748 and 16,713,345 shares issued and outstanding, respectively	17,960	16,713
Additional paid in capital	43,105,223	34,985,597
Accumulated deficit	(6,198,722)	(6,270,886)
Total stockholders' equity attributable to Upexi, Inc.	36,924,961	28,731,924
Non-controlling interest in subsidiary	(178,766)	54,820
Total stockholders' equity	36,746,195	28,786,744

Total liabilities and stockholders' equity	$76,636,809	$47,666,860

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